                                                                     EX-99.B 10


                       [MORRISON & FOERSTER LETTERHEAD]


November 29, 1995
                                                          (202) 887-1500


Overland Express Funds, Inc.
111 Center Street
Little Rock, Arkansas 72201

          Re:   Shares of Common Stock of Overland Express Funds, Inc.

Ladies/Gentlemen:

          We refer to Post-Effective Amendment No. 30 and Amendment No. 32 to the Registration Statement on Form N-1A (SEC File Nos. 33-16296 and 811-8275) (the "Registration Statement") of Overland Express Funds, Inc. (the "Company") relating to the registration of an indefinite number of shares of common stock of the Company (collectively, the "Shares").

          We have been requested by the Company to furnish this opinion as
Exhibit 10 to the Registration Statement.


          We have examined such records, documents, instruments, certificates of public officials and of the Company, made such inquires of the Company, and examined such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.


          Based upon and subject to the foregoing, we are of the opinion that:

          The issuance and sale of the Shares by the Company have been duly and validly authorized by all appropriate action, and upon delivery thereof and payment therefor in accordance with the Registration Statement, the Shares will be validly issued, fully paid and nonassessable by the Company.

          We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

          In addition, we hereby consent to the use of our name and to the reference to our firm under the caption "Legal Counsel" in the Prospectus and the description of advice rendered by our firm under the heading "Management of the Fund and the Master Portfolio" in the Prospectus and "Management" in the Statement of Additional Information, both of which are included as part of the Registration Statement.

                                          Very truly yours,

                                          /s/ Morrison & Foerster

                                          MORRISON & FOERSTER